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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    FILED PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 2000

                          U.S. FRANCHISE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

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
           DELAWARE                      0-23941                 58-2361501
   -------------------------     -----------------------    --------------------
        (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                             Identification Number)
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                         13 Corporate Square, Suite 250
                               Atlanta, GA 30329
           ---------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (404) 235-7444

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Item 5. Other Events.

    A purported class action lawsuit, GUNTER V. U.S. FRANCHISE SYSTEMS, INC. ET. AL., has been brought against U.S. Franchise Systems, Inc. (the "Company") and certain of its officers and directors in the United States District Court for the Northern District of Georgia, Atlanta Division. The plaintiff claims to represent all purchasers of the Company's common stock during the period from May 6, 1999 through October 29, 1999 and seeks unspecified damages on their behalf. The plaintiff alleges that the Company and the individual defendants violated federal securities laws by concealing adverse material information about the business, business practices, performance, operations and future prospects of the Company. The Company believes that the allegations are without merit and intends to defend this action vigorously.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                                       U.S. FRANCHISE SYSTEMS, INC.

Date: June 1, 2000                                     By: /s/ STEPHEN D. ARONSON
                                                       -----------------------------------------
                                                       Stephen D. Aronson
                                                       Vice President and General Counsel
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